UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2022

SCYNEXIS, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36365	56-2181648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Evertrust Plaza, 13th Floor

Jersey City, New Jersey 07302-6548

(Address of Principal Executive Offices, and Zip Code)

(201)-884-5485

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SCYX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2022, the Compensation Committee of the Board of Directors of SCYNEXIS, Inc. granted restricted stock units (“RSUs”) to a number of its employees and executive officers, including to Marco Taglietti, M.D., its President and Chief Executive Officer, and David Angulo, M.D., its Chief Medical Officer. The grants were made pursuant to the SCYNEXIS, Inc. 2014 Equity Incentive Plan and a Restricted Stock Unit Award Grant Notice and Award Agreement.  The form of Restricted Stock Unit Award Grant Notice and Award Agreement is attached hereto as Exhibit 10.1.  The grants to Dr. Taglietti and Dr. Angulo were as follows:

Executive Officer	Number of Shares	Vesting Schedule

Marco Taglietti, M.D.	87,200	(1)

David Angulo, M.D.	51,100	(1)

(1)	These RSUs will vest over two years, with 50% vesting each year on the anniversary of the date of grant.

In addition, each of these officers were granted an option to purchase shares of SCYNEXIS common stock (232,000 shares in the case of Dr. Taglietti and 85,000 shares in the case of Dr. Angulo) with an exercise price of $4.60, the closing price on the date of grant, which will vest in equal monthly installments over 48 months.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.Description

10.1Form of Restricted Stock Unit Grant Notice and Award Agreement

104Cover Page Interactive Data File (formatted as Inline XBRL).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Date: February 8, 2022	By:	/s/ Marco Taglietti
	Name:	Marco Taglietti, M.D.
	Its:	Chief Executive Officer